Exhibit 99

Contacts:

Bill White, Sprint (O) 913-624-2226
E-mail: bill.white@mail.sprint.com

Tom Murphy, Sprint PCS (O) 816-559-6703
E-mail: tmurph01@sprintspectrum.com

     For Immediate Release

SPRINT ANNOUNCES RECORD FOURTH QUARTER, YEARLY RESULTS

-- Double Digit Long Distance Traffic and Operating Income Growth-
                                -
          --U.S. Record Wireless Subscriber Increase--

     KANSAS CITY, Mo., Feb. 2, 1999 - Sprint today announced record fourth quarter and yearly results in both its FON and PCS Groups. The quarterly results were driven by a nearly 10 percent gain in revenues and a more than 30 percent increase in operating income in the company's long distance division and the addition of 836,000 new PCS customers in the quarter, which is a U.S. wireless industry record.
     The FON Group (NYSE: FON) is comprised of Sprint's wireline telecommunications operations, including long distance, local telephone and product distribution and directory publishing businesses. It also includes activities related to the development of Sprint's
                             -more-

Integrated On-demand Network (ION) and other ventures, consisting mainly of Sprint's investment in Global One. The PCS Group (NYSE: PCS) consists of Sprint's wireless personal communication services operations.
     Overall 1998 revenues were $17.13 billion, a 13.2 percent increase from $15.13 billion in 1997.

                    "Hitting on all cylinders"

     "We produced excellent results in 1998," said William T. Esrey, Sprint's chairman and chief executive officer. "Our long distance and local telephone operations executed well and generated strong revenue and operating income increases. Sprint PCS has emerged as the nation's leading PCS provider, with its national footprint resulting in industry-record customer growth.
     "Sprint is hitting on all cylinders virtually across the board, and we enter 1999 stronger and better positioned than at any time in company history. We believe we have the pieces in place, along with the size and scope, necessary to offer complete integrated communications packages of services for businesses and consumers.
     "We possess the most advanced wireline network operating today, with the technology in place to offer Sprint ION, the industry's most innovative new service. Backed by award-winning customer service, superior marketing and unrivaled distribution channels, Sprint ION is already being sold in the high-end business market today. Later this year, we will expand Sprint ION on a selected-market basis to small businesses and consumers, a timetable well ahead of our competitors' proposed integrated service offerings.
     "On the wireless side, Sprint PCS has surpassed all expectations. The ability to offer an all-digital, 100 percent PCS nationwide wireless network has proven to be a hit with consumers. We will maintain an aggressive buildout schedule to meet the increasing demand for Sprint PCS services, and we will continue to be the leader in introducing cutting-edge wireless products and services to the marketplace.
     "With this unsurpassed portfolio of assets we are creating a new paradigm: One where a communications company not only provides a set of traditionally defined wireline and wireless services, but becomes a true ally for customers, with integrated offerings available on demand and controlled by the customer."

                         Sprint FON Group

-- Revenues increased 7.6 percent to $4.14 billion in the fourth quarter 1998 from $3.85 billion in the fourth quarter a year ago. For the year, revenues were up 7.7 percent to $16.02 billion from $14.87 billion in 1997.
-- Operating income was $672 million in the quarter, a 7.8 percent gain from $623 million a year ago. 1998 operating income was $2.76 billion, an increase of 10.8 percent from $2.49 billion in 1997.

                             -more-

-- Earnings per share in the quarter from core long distance, local telephone and product distribution and publishing operations were $1.02 per share, up 13.3 percent from 90 cents per share in the fourth quarter 1997. For the year, core earnings per share were $4.06, a gain of 14.4 percent from $3.55 in 1997.
-- Earnings from continuing operations in the quarter were 79 cents per share, which included losses of 23 cents per share related to the development of Sprint ION and other ventures, including Global One. These results compare to 72 cents per share in the year-ago quarter, which included an 18 cents per share loss related to Global One and other ventures.
-- 1998 earnings per share from continuing operations were $3.41, which included a loss of 20 cents per share related to Sprint ION and 45 cents related to Global One and other ventures. These results compare to 1997 earnings of $3.07 per share, which included losses of one cent per share related to Sprint ION and 47 cents per share for other ventures.

                         Long Distance Results
     Long distance fourth quarter operating income increased 31.8 percent to $382 million from $290 million a year ago. Operating margins rose to 14.8 percent. Operating cash flow rose 21.8 percent. Revenues increased 9.9 percent to $2.58 billion from $2.35 billion in the fourth quarter 1997. Minutes of use were up 19 percent compared to the year-ago quarter and increased more than 3 percent from the third quarter 1998.
     For the full year, long distance operating income grew 30.8 percent to $1.37 billion from $1.05 billion. Operating margins rose to 13.8 percent. Operating cash flow jumped 26.9 percent. Revenues increased 10.2 percent to $9.91 billion from $8.99 billion in 1997. Calling volumes increased 15 percent.
     "It was a very strong quarter and year for our long distance operation, with all market segments -- residential, business and wholesale - contributing to the performance," said Esrey.
     "In the residential marketplace, the fourth quarter capped a year of innovation and growth. The introduction of two flagship products - Sprint Sense Anytime and Sprint Sense Unlimited - powered sales and improved customer retention. Creative marketing programs and effective distribution through the Sprint Stores at RadioShack also contributed to Sprint's success in the consumer marketplace.
     "In the fourth quarter, Sprint secured a powerful airline mileage partnership with Northwest Airlines and its base of 4.4 million active frequent fliers. The key to winning this contract from the incumbent carrier was our ability to package long distance, Internet, paging, local and wireless into a successful offering.
     "We also had success in the small business market. Business Flex was successfully launched in the quarter. With its easy-to-understand pricing plan and monthly bonuses, Business Flex allows small business customers the flexibility to create their own customized bundle of communications services. By undertaking a more consultative approach with small business customers through the Business Solutions Center and Callers' Plus, churn hit an historic low in the quarter.
     "In the high-end segment, we enjoyed significant new contract wins, including contracts with Dow Jones & Co., Inc., Unilever, Nortel Networks and Sysco Corporation.
                             -more-

     "Sprint's wholesale operation had strong quarterly results driven by improved customer acquisition and strong growth in in-bound and out-bound toll-free and international calling volumes.
     "Based on the strength of our leading-edge network, Sprint is a leader in the delivery of data communications services. We have one of the larger revenue market shares in the packet-data segment, which is one of the fastest growing areas of the telecommunications industry. Sales of data services, which include Frame Relay, ATM and Internet backbone, grew more than 55 percent in 1998," said Esrey.

                     Local Telephone Results
     Local telephone revenues grew 6.3 percent to $1.38 billion in the fourth quarter from $1.30 billion a year earlier. Operating income was $325 million, up 8.1 percent from $300 million. Access lines totaled more than 7.6 million at the end of 1998, up 5.1 percent from a year ago, which is among the fastest rates of growth in the industry.
     For the year, revenues increased 4.8 percent to $5.33 billion from $5.09 billion in 1997. Operating income was up 8.8 percent to $1.38 billion from $1.27 billion.
     "We continue to maintain our strong access line growth due in part to our presence in markets such as Las Vegas, Nev., the fastest-growing city in the United States, and in cities throughout Florida. Sales of network-based services, such as Caller ID, grew 18 percent in the quarter," said Esrey.
     "We positioned our local operations in 1998 to be effective competitors, improving our networks, customer service and product mix, and we have aligned the operations to better reflect the markets they serve - consumer, business and carrier. We believe this will result in long-term cost savings and will allow the local operations to more effectively market the complete portfolio of Sprint products and services in our local service territories."

      Product Distribution and Directory Publishing Results Revenues increased 9.1 percent to $411 million in the fourth quarter from $377 million in the fourth quarter 1997. Operating income declined 6.5 percent to $55 million from $59 million. The decline was the result of lower affiliate pricing and costs associated with the acquisition of a directory sales business. For the year, revenues grew 16.5 percent to $1.68 billion and operating income was up 1.4 percent to $231 million.

                  Sprint ION and Other Ventures
     Fourth quarter results include after-tax losses of nine cents per share for Sprint ION, and for the year, Sprint ION losses were 20 cents per share, compared to one cent per share in 1997.
     Fourth quarter results include losses of 14 cents per share associated with Sprint's joint ventures, which are primarily Global One results, compared to 18 cents per share a year ago. For the year, losses for these ventures were 45 cents per share compared to 47 cents per share in 1997.
     "By the end of 1998, Global One had completed a large component of its major infrastructure project by deploying, together with Sprint, France Telecom and Deutsche

                             -more-

Telekom, a state-of-the-art ATM-based network with switching centers in over 200 cities in 46 countries," said Esrey. "In addition, Global One also has had several major multi-national contract wins including Apple Computers and Renault Group."
     "Our strategic alliance with EarthLink has proven to be very valuable," said Esrey. "Sprint EarthLink is one of the fastest growing, most highly rated Internet services in the industry and today has more than 1 million customers."

                         Sprint PCS Group
--   Sprint PCS added 836,000 new subscribers in the fourth
     quarter for a total of 1.7 million new subscribers in 1998. The fourth quarter sales figure exceeds the previous high quarter ever recorded by a United States wireless carrier.
--   Sprint PCS is the nation's largest PCS provider with 2.59
     million subscribers nationwide at year-end 1998 and service in 225 metropolitan markets, including more than 4,000 cities and communities.
--   The Sprint PCS nationwide network continued aggressive
     growth, adding 91 metropolitan markets in the year. The Sprint PCS network covered nearly 150 million people nationwide at the end of 1998.
--   Total revenues were $437 million in the fourth quarter and
     $1.23 billion for the year.
-- Operating losses were $849 million for the quarter and $2.39 billion for the year, excluding a nonrecurring charge of $179 million for acquired in-process research and development related to Sprint's acquisition of the remaining interests in Sprint PCS.
--   Recurring losses per share for the quarter were $1.51 per
     share and $4.50 for the year. The losses include an 8 cents per share extraordinary charge related to the early extinguishment of debt.
--   Recurring operating cash flow losses were $596 million for the quarter and $1.6 billion for the year.
--   Average revenue per user was $55 in the 1998 fourth quarter.
-- Capital expenditures were $2.9 billion for 1998 reflecting the continued aggressive buildout and expansion of the company's nationwide network.

     "This was absolutely a breakthrough year for Sprint PCS," said Esrey. "The record subscriber growth and the tremendous expansion of our nationwide network demonstrated that our proposition of clarity, nationwide coverage and value is a winner with consumers and businesses across the country."
     It was also a year of important change for Sprint PCS. In November, Sprint Corporation assumed ownership and management control of Sprint PCS. "Customers and investors are already beginning to see the many benefits of this agreement," said Esrey. "Sprint is now the only carrier with nationwide PCS and long distance wireline services."
     With the launch of the company's D and E licensed markets, and the continued expansion of its existing markets, Sprint PCS now offers 100-percent digital, 100-percent PCS service in all of the nation's major metropolitan markets.
     The past year also saw the launch of the company's affiliate program, which is designed to bring Sprint PCS service to key secondary markets and extend service to major highways and
                             -more-
connecting roads between affiliate markets and current and future Sprint PCS markets.
     Sprint PCS continued to break new ground in wireless pricing with the introduction of its all-inclusive value-packed nationwide service plans. The company's new plans feature more included minutes that can be used in every Sprint PCS market and long distance calling at no additional charge.
     Sprint PCS also unveiled several new phones -- the Samsung SCH-2000, featuring voice-activated dialing, and the Sprint PCS Touchpoint, a simple, easy-to-use PCS phone featuring a breakthrough, built-in mouse-like user interface and an extra-large display screen.


[Editor's Note]

-- In 1998, Sprint adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Disclosures," which requires companies to disclose segment data based on how management views the business. As a result, Sprint created new reporting segments within the FON Group reflecting the activities to develop and deploy Sprint ION and other strategic ventures. Other ventures mainly include Sprint's investments in Global One, EarthLink Network, Inc. and Call-Net. In addition, long distance division results now include the operating results of Paranet. Prior periods have been restated to reflect this new reporting presentation.

-- In November 1998, after shareholder approval, Sprint formed the FON and PCS Groups and created FON and PCS tracking stock. At the same time, Sprint purchased the remaining ownership interests in Sprint PCS from Tele-Communications, Inc., Cox Communications, Inc. and Comcast Corporation in exchange for special low-vote PCS shares and warrants for additional PCS shares (the PCS Restructuring).

     For comparative purposes, our discussion of consolidated revenues and PCS Group results reflects pro forma recurring results assuming: a) the PCS Restructuring and the $179 million nonrecurring charge for acquired in-process research and development occurred at the beginning of 1997 and b) the PCS and FON common shares existed for all periods presented.

-- The FON Group recorded fourth quarter nonrecurring net gains of $104 million in 1998 and $71 million in 1997. These gains, which mainly consisted of sales of local exchanges and certain other equity investments, increased FON Group income from continuing operations by $62 million, or 14 cents per diluted share, in 1998 and $44 million, or 10 cents per diluted share, in 1997. For comparative purposes, our discussions exclude these nonrecurring items and assume the sales of local exchanges occurred at the beginning of 1997. In addition, beginning in July 1997, the FON Group changed its transfer pricing for certain affiliate transactions to more accurately reflect market pricing. The changes mainly affected the FON Group's local division and product distribution and directory publishing businesses; consolidated results were not affected. For comparative purposes, our discussions assume these events occurred at the beginning of 1997.
                             -more-

-- The long distance division 1997 year-to-date results include a pretax $20 million nonrecurring charge related to litigation, which reduced income from continuing operations by $13 million, or 3 cents per diluted share. For comparative purposes, the long distance division and core operations discussions exclude the impact of this nonrecurring item.


                                                Sprint Corporation
                                                     FON GROUP
                                           COMBINED STATEMENTS OF INCOME
                                       (in millions, except per share data)

                                                         Quarters Ended                    Years Ended
                                                          December 31,                     December 31,
                                                  ------------------------------ ---------------------------------
                                                       1998(1)         1997           1998(1)           1997
                                                  -----------------------------  ---------------------------------
                                                           (unaudited)

Net operating revenues                                 $  4,141.1      $ 3,849.0       $ 16,016.9       $  14,873.9
--------------------------------------------------------------------------------------------------------------------
Operating expenses
  Costs of services and products                          1,956.8        1,927.3          7,601.0           7,451.0
  Selling, general and administrative                     1,022.2          837.4          3,741.0           3,226.7
  Depreciation and amortization                             490.3          461.1          1,915.1           1,726.3
--------------------------------------------------------------------------------------------------------------------
  Total operating expenses                                3,469.3        3,225.8         13,257.1          12,404.0
--------------------------------------------------------------------------------------------------------------------
Operating income                                            671.8          623.2          2,759.8           2,469.9
Interest expense                                            (90.9)         (62.8)          (317.8)           (210.8)
Equity in loss of Global One                                (66.0)         (73.8)          (186.0)           (162.1)
Other income, net                                           129.0           96.0            218.1             164.1
--------------------------------------------------------------------------------------------------------------------
Income before income taxes                                  643.9          582.6          2,474.1           2,261.1
Income taxes                                               (238.9)        (225.9)          (934.0)           (889.5)
--------------------------------------------------------------------------------------------------------------------
Income before extraordinary items                           405.0          356.7          1,540.1           1,371.6
Extraordinary items, net                                     (0.4)             -             (4.8)                -
--------------------------------------------------------------------------------------------------------------------
Net income                                                  404.6          356.7          1,535.3           1,371.6
Preferred stock dividends received (declared)                 0.6           (0.2)            (0.2)             (1.0)
--------------------------------------------------------------------------------------------------------------------
Earnings applicable to common stock                     $   405.2       $  356.5        $  1,535.1        $ 1,370.6
                                                    -----------------------------  ---------------------------------




(1)  In November 1998, Sprint completed the restructuring of Sprint PCS and recapitalized Sprint common shares into two separate classes --  FON stock and PCS stock. FON stock reflects the performance of Sprint's long distance division, local division and product distribution and directory publishing businesses.  It also includes activities to develop and deploy Sprint ION(sm), Integrated On-demand Network, and other strategic ventures
     (mainly Sprint's investment in Global One).  The following information assumes the PCS restructuring occurred at the beginning of 1997 and the FON stock existed for all periods presented.



     PRO FORMA INFORMATION --  For comparative purposes only

     Diluted earnings per common share
       Core businesses                            $  1.02        $   0.90      $    4.06         $  3.55
       Sprint ION                                   (0.09)            -            (0.20)          (0.01)
       Other ventures                               (0.14)          (0.18)         (0.45)          (0.47)
                                                    ----------------------------------------------------------------
       Continuing operations                         0.79            0.72           3.41            3.07
          Extraordinary item                          -               -            (0.01)            -
          Nonrecurring items (a)                     0.14            0.10           0.14            0.07
                                                    ----------------------------------------------------------------
       Total                                       $ 0.93         $  0.82      $    3.54          $ 3.14
                                                    ----------------------------------------------------------------
     Basic earnings per common share               $ 0.95         $  0.83      $    3.60          $ 3.19
                                                    ----------------------------------------------------------------
     Diluted weighted average shares outstanding    435.5           437.5          434.4           436.5
                                                    ----------------------------------------------------------------


(a) Represents fourth quarter nonrecurring net gains of $104 million in 1998 and $51 million in 1997.  These gains increased FON Group income from continuing operations by $62 million ($0.14 per diluted share) in 1998 and $32 million ($0.07 per diluted share) in 1997.  These gains mainly consist of sales of local exchanges and certain other equity investments.


                                                Sprint Corporation
                                                     FON GROUP
                                            SELECTED OPERATING RESULTS
                                                   (in millions)

                                                           Quarters Ended                    Years Ended
                                                            December 31,                     December 31,
                                                    ------------------------------ ---------------------------------
                                                        1998            1997            1998             1997
                                                    -----------------------------  ---------------------------------
                                                            (unaudited)

Long Distance Division (1)
  Net operating revenues                              $   2,582.1     $  2,349.1       $  9,910.9        $  8,994.0
--------------------------------------------------------------------------------------------------------------------
  Operating expenses
    Interconnection                                         971.4          979.2          3,860.1           3,949.3
    Operations                                              381.8          347.9          1,453.2           1,257.1
    Selling, general and administrative                     625.1          526.1          2,348.6           2,035.3
    Depreciation and amortization                           221.9          206.1            882.2             727.0
--------------------------------------------------------------------------------------------------------------------
    Total operating expenses                              2,200.2        2,059.3          8,544.1           7,968.7
--------------------------------------------------------------------------------------------------------------------
    Operating income                                   $    381.9      $   289.8        $ 1,366.8         $ 1,025.3
                                                    -----------------------------  ---------------------------------

Local Division(1),(2)
  Net operating revenues
    Local service                                      $    619.9       $  575.8        $ 2,423.0         $ 2,283.4
    Network access                                          500.9          481.9          1,948.7           1,912.2
    Toll service                                             57.7           74.3            249.9             341.2
    Other                                                   205.8          189.9            749.8             757.1
--------------------------------------------------------------------------------------------------------------------
    Net operating revenues                                1,384.3        1,321.9          5,371.4           5,293.9
--------------------------------------------------------------------------------------------------------------------
  Operating expenses
    Costs of services and products                          507.3          497.6          1,855.1           1,892.1
    Selling, general and administrative                     300.2          279.5          1,150.6           1,075.6
    Depreciation and amortization                           250.9          236.9            958.7             935.5
--------------------------------------------------------------------------------------------------------------------
    Total operating expenses                              1,058.4        1,014.0          3,964.4           3,903.2
--------------------------------------------------------------------------------------------------------------------
  Operating income                                      $   325.9       $  307.9        $ 1,407.0         $ 1,390.7
                                                    -----------------------------  ---------------------------------

Product Distribution and
 Directory Publishing (1),(2)
  Net operating revenues                                $   410.6       $  376.5        $ 1,683.1         $ 1,454.3
                                                    -----------------------------  ---------------------------------
  Operating income                                      $    54.8       $   58.6        $   230.9         $   179.9
                                                    -----------------------------  ---------------------------------

Sprint ION(1)
    Operating expenses                                  $   (64.7)      $   (2.2)       $  (143.1)         $   (5.2)
                                                    -----------------------------  ---------------------------------

Other Ventures(1)
    Operating expenses                                  $    (5.1)      $  (21.7)       $   (39.9)         $  (83.8)
                                                    -----------------------------  ---------------------------------

Unallocated Corporate Costs and
 Intercompany Eliminations, Net
  Net operating revenues                                $  (235.9)      $ (198.5)       $  (948.5)         $ (868.3)
                                                    -----------------------------  ---------------------------------
  Operating income                                      $   (21.0)      $  (9.2)        $   (61.9)         $  (37.0)
                                                    -----------------------------  ---------------------------------

(1) In 1998, Sprint adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an
    Enterprise and Related Disclosures," which requires companies to disclose segment data based on how management views the business.  As a result, Sprint's new reporting segments reflect the operating results of its long distance division, local division, and product distribution and directory publishing businesses.  They also include activities to develop and deploy Sprint ION(sm), Integrated On-demand Network, and other strategic ventures.  Prior periods have been restated to reflect this new presentation.

(2) Beginning in July 1997, the FON Group changed its transfer pricing for certain transactions between affiliates.  Had these changes occurred at the beginning of 1997, local division pro forma operating income would have been $1,339.1 million on pro forma net operating revenues of $5,231.7 million.  Product Distribution and Directory Publishing operating income would have been $227.7 million on net operating revenues of $1,445.1 million.


                                               Sprint Corporation
                                                    FON GROUP
                                        CONDENSED COMBINED BALANCE SHEETS
                                                  (in millions)


                                                                           December 31,            December 31,
                                                                               1998                    1997
                                                                        ------------------------------------------

Assets
    Current assets
        Cash and equivalents                                               $         432.5          $       101.7
        Accounts receivable, net                                                   2,384.3                2,495.6
        Other                                                                      1,225.3                1,182.4
------------------------------------------------------------------------------------------------------------------
        Total current assets                                                       4,042.1                3,779.7
------------------------------------------------------------------------------------------------------------------
    Property, plant and equipment
        Long distance division                                                     9,241.3                8,249.1
        Local division                                                            14,858.5               14,034.5
        Other                                                                      1,056.2                  740.0
------------------------------------------------------------------------------------------------------------------
        Total property, plant and equipment                                       25,156.0               23,023.6
        Accumulated depreciation                                                 (12,692.0)             (11,716.8)
------------------------------------------------------------------------------------------------------------------
        Net property, plant and equipment                                         12,464.0               11,306.8
------------------------------------------------------------------------------------------------------------------
    Other                                                                          3,397.7                1,405.2
------------------------------------------------------------------------------------------------------------------

      Total                                                                 $     19,903.8           $   16,491.7
                                                                        ------------------------------------------

Liabilities and group equity
    Current liabilities
        Accounts payable and accrued interconnection costs                  $      1,876.1            $   1,755.0
        Other                                                                      1,417.3                1,264.3
------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                  3,293.4                3,019.3

    Long-term debt                                                                 5,276.8                3,748.6

    Deferred income taxes and investment tax credits                                 828.3                  767.2

    Other                                                                          1,436.3                1,305.8

    Group equity                                                                   9,069.0                7,650.8
------------------------------------------------------------------------------------------------------------------

      Total                                                                 $     19,903.8             $ 16,491.7
                                                                        ------------------------------------------



                                               Sprint Corporation
                                    FON GROUP COMBINED CASH FLOW INFORMATION
                                                  (in millions)

                                                                                             Years Ended
                                                                                             December 31
                                                                                   -------------------------------
                                                                                       1998              1997
                                                                                   -------------------------------

Operating Activities
    Net income                                                                        $  1,535.3       $  1,371.6
    Equity in net losses of affiliates                                                     237.5            184.1
    Depreciation and amortization                                                        1,915.1          1,726.3
    Other, net                                                                             248.4           (375.2)
------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                3,936.3          2,906.8
------------------------------------------------------------------------------------------------------------------

Investing Activities
    Capital expenditures
        Long distance division                                                          (1,363.8)        (1,236.5)
        Local division                                                                  (1,374.4)        (1,270.0)
        Sprint ION                                                                        (154.3)           (45.8)
        Other                                                                             (266.7)          (156.6)
    Investments in and advances to affiliates, net                                      (1,305.0)        (1,233.4)
    Other, net                                                                             192.1            (85.0)
------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                   (4,272.1)        (4,027.3)
------------------------------------------------------------------------------------------------------------------

Financing Activities
    Increase in debt, net                                                                1,265.4            531.5
    Dividends paid                                                                        (430.3)          (430.0)
    Treasury stock purchases                                                              (276.8)          (144.5)
    Other, net                                                                             108.3            114.6
------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                  666.6             71.6
------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and equivalents                                                330.8         (1,048.9)

Cash and equivalents at beginning of year                                                  101.7          1,150.6
------------------------------------------------------------------------------------------------------------------

Cash and equivalents at end of year                                                  $     432.5       $    101.7
                                                                                   -------------------------------



                                                Sprint Corporation
                                                    PCS GROUP
                                        COMBINED STATEMENTS OF OPERATIONS
                                       (in millions, except per share data)

                                                               Quarters Ended                 Years Ended
                                                                December 31,                  December 31,
                                                        ----------------------------- -----------------------------
                                                          1998(1)         1997           1998(1)        1997
                                                        ----------------------------- -----------------------------
                                                                (unaudited)


Net operating revenues                                    $    437.4       $      -      $  1,225.4    $        -
------------------------------------------------------------------------------------------------------------------

Operating expenses
  Costs of services and products                               511.3              -         1,294.2             -
  Selling, general and administrative                          522.0           12.7         1,531.8           18.5
  Depreciation and amortization                                253.4              -           789.7             -
  In-process research and development                          179.1              -           179.1             -
-------------------------------------------------------------------------------------  ----------------------------
  Total operating expenses                                   1,465.8           12.7         3,794.8           18.5
-------------------------------------------------------------------------------------  ----------------------------

Operating loss                                              (1,028.4)         (12.7)       (2,569.4)         (18.5)

Interest expense                                              (133.3)             -          (491.6)            -
Equity in loss of Sprint PCS                                       -         (249.0)              -         (659.6)
Other partners' loss in Sprint PCS                             242.7              -         1,250.9             -
Other income, net                                               56.3            1.6           178.4             -
-------------------------------------------------------------------------------------  ----------------------------

Loss before income taxes                                      (862.7)        (260.1)       (1,631.7)        (678.1)

Income taxes                                                   247.4           98.3           542.1          259.0
-------------------------------------------------------------------------------------  ----------------------------

Net loss before extraordinary item                            (615.3)        (161.8)       (1,089.6)        (419.1)
Extraordinary item, net                                        (31.2)             -           (31.2)            -
-------------------------------------------------------------------------------------------------------------------
Net loss                                                      (646.5)        (161.8)       (1,120.8)        (419.1)
Preferred stock dividends                                       (1.5)             -            (1.5)            -
-------------------------------------------------------------------------------------------------------------------

Loss applicable to common stock(2)                       $    (648.0)    $   (161.8)    $  (1,122.3)     $  (419.1)
                                                        -----------------------------  ----------------------------


(1) In November 1998, Sprint completed the restructuring of Sprint PCS and purchased the remaining ownership interests in the PCS Group from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc.
    (the Cable Partners).  The PCS Group includes the domestic wireless personal communication services operations of Sprint Spectrum Holding Company and PhillieCo (together, Sprint PCS) and SprintCom.  The results for Sprint
    PCS have been consolidated in 1998, with the Cable Partners' share of losses through the restructuring date reflected as "Other partners' loss in Sprint PCS."  In 1997, Sprint's investment in Sprint PCS was accounted for using the equity method.

(2) In November 1998, Sprint recapitalized Sprint common shares into two separate classes --  FON stock and PCS stock.  The following pro forma information assumes the PCS restructuring occurred at the beginning of 1997 and the PCS stock existed for all periods presented.



     PRO FORMA INFORMATION  --  For comparative purposes only

     Net operating revenues                              $     437.4      $   147.5     $   1,225.4      $   258.0
                                                        -----------------------------  ----------------------------
     Operating loss (a)                                  $    (874.7)     $  (651.4)    $  (2,640.0)     $(2,102.7)
                                                        -----------------------------  ----------------------------
     Loss before extraordinary item(a)                   $    (603.1)     $  (465.5)    $  (1,846.7)     $(1,466.2)
                                                        -----------------------------  ----------------------------


     Diluted loss per share before extraordinary
     item(a)                                             $     (1.43)     $   (1.12)    $     (4.42)     $   (3.52)
                                                        -----------------------------  ----------------------------
     Weighted average shares outstanding
                                                               415.8          415.3           415.8          415.4
                                                        -----------------------------  ----------------------------


(a)  These amounts exclude a $179 million ($0.43 per share) charge for in-process research and development acquired in the PCS restructuring.


                                             Sprint Corporation
                                                  PCS GROUP
                                      CONDENSED COMBINED BALANCE SHEETS
                                                (in millions)


                                                                        December 31,           December 31,
                                                                          1998 (1)                 1997
                                                                      ----------------------------------------

Assets
  Current assets
     Cash and equivalents                                               $        172.7          $           -
     Accounts receivable, net                                                    306.3                      -
     Other                                                                       415.3                    2.9
--------------------------------------------------------------------------------------------------------------
       Total current assets                                                      894.3                    2.9

  Property, plant and equipment, net                                           6,534.9                  187.3

  Goodwill and other intangibles, net                                          7,337.8                  544.5

  Other                                                                          409.9                  968.4
--------------------------------------------------------------------------------------------------------------

    Total                                                                $    15,176.9         $      1,703.1
                                                                      ----------------------------------------

Liabilities and group equity
  Current liabilities
     Current maturities of long-term debt                                $       348.3          $           -
     Accounts payable                                                            371.1                   17.8
     Construction obligations                                                    978.9                      -
     Other                                                                     1,013.9                   49.8
--------------------------------------------------------------------------------------------------------------
       Total current liabilities                                               2,712.2                   67.6

Long-term debt                                                                 7,572.7                      -

Deferred income taxes and investment tax credits                               1,013.4                  249.6

Other                                                                            123.1                      -

Group equity                                                                   3,755.5                1,385.9
--------------------------------------------------------------------------------------------------------------

Total                                                                    $    15,176.9         $      1,703.1
                                                                      ----------------------------------------


(1) In November 1998, Sprint completed the restructuring of Sprint PCS and purchased the remaining ownership interests in the PCS Group from Tele-Communications, Inc., Comcast Corporation and Cox Communications,
    Inc.  The PCS Group includes the domestic wireless personal communication services operations of Sprint
    Spectrum Holding Company and PhillieCo (together, Sprint PCS) and SprintCom.  In 1997, Sprint's investment in Sprint PCS was accounted for using the equity method.


                                               Sprint Corporation
                                    PCS GROUP COMBINED CASH FLOW INFORMATION
                                                  (in millions)

                                                                                            Years Ended
                                                                                            December 31,
                                                                                   -------------------------------
                                                                                       1998              1997
                                                                                   -------------------------------

Operating Activities
    Net loss                                                                         $ (1,120.8)      $   (419.1)
    Equity in net losses of affiliates                                                    840.2            659.6
    Depreciation and amortization                                                         120.9                -
    Deferred income taxes                                                                  67.5            175.7
    Current tax benefit used by FON Group                                                (460.4)          (434.7)
    In-process research and development                                                   179.1                -
    Other, net                                                                            223.4             56.0
------------------------------------------------------------------------------------------------------------------
Net cash provided (used) by operating activities                                         (150.1)            37.5
------------------------------------------------------------------------------------------------------------------

Investing Activities
    Capital expenditures                                                               (1,071.9)          (153.7)
    Investments in and loans to affiliates                                                (93.5)          (866.0)
    Other, net                                                                            244.3                -
------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                    (921.1)        (1,019.7)
------------------------------------------------------------------------------------------------------------------

Financing Activities
    Increase in debt, net                                                                 125.8                -
    Contributions and advances from FON Group                                           1,052.5            982.2
    Other, net                                                                             65.6                -
------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                               1,243.9            982.2
------------------------------------------------------------------------------------------------------------------

Increase in cash and equivalents                                                          172.7                -

Cash and equivalents at beginning of year
                                                                                              -                -
------------------------------------------------------------------------------------------------------------------

Cash and equivalents at end of year                                                  $    172.7          $     -
                                                                                   -------------------------------



                                                Sprint Corporation
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                  (in millions)

                                                                            December 31,           December 31,
                                                                                1998                   1997
                                                                         ------------------------------------------

Assets
  Current assets
     Cash and equivalents                                                    $        605.2          $       101.7
     Accounts receivable, net                                                       2,690.7                2,495.6
     Other                                                                          1,092.0                1,175.3
-------------------------------------------------------------------------------------------------------------------
       Total current assets                                                         4,387.9                3,772.6

  Property, plant and equipment, net                                               18,983.0               11,494.1

  Goodwill and other intangibles, net                                               7,693.0                  938.7

  Other                                                                             2,202.2                1,979.4
-------------------------------------------------------------------------------------------------------------------

       Total                                                                 $     33,266.1            $  18,184.8
                                                                         ------------------------------------------

Liabilities and shareholders' equity
  Current liabilities
     Current maturities of long-term debt                                    $        246.9                  131.0
     Accounts payable and accrued interconnection costs                             2,247.3                1,772.8
     Construction obligations                                                         978.9                      -
     Other                                                                          1,968.0                1,173.0
-------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                    5,441.1                3,076.8
-------------------------------------------------------------------------------------------------------------------

  Long-term debt                                                                   11,942.4                3,748.6
-------------------------------------------------------------------------------------------------------------------

  Deferred income taxes and investment tax credits                                  1,830.3                1,016.5
-------------------------------------------------------------------------------------------------------------------

  Other                                                                             1,559.5                1,306.2
-------------------------------------------------------------------------------------------------------------------

  Common stock and other shareholders' equity
   Common stock
      Sprint Corporation                                                                  -                  875.7
      FON stock                                                                       700.5                      -
      PCS stock                                                                       375.4                      -
   Class A common stock                                                               215.6                  215.6
   Preferred stock                                                                    246.8                      -
   Other shareholders' equity                                                      10,954.5                7,945.4
-------------------------------------------------------------------------------------------------------------------
      Total shareholders' equity                                                   12,492.8                9,036.7
-------------------------------------------------------------------------------------------------------------------

      Total                                                               $        33,266.1        $      18,184.8
                                                                         ------------------------------------------



                                               Sprint Corporation
                                  CONDENSED CONSOLIDATED CASH FLOW INFORMATION
                                                  (in millions)


                                                                                            Years Ended
                                                                                            December 31,
                                                                                   -------------------------------
                                                                                       1998              1997
                                                                                   -------------------------------

Operating Activities
    Net income                                                                       $     414.5       $    952.5
    Equity in net losses of affiliates                                                   1,077.7            843.7
    Depreciation and amortization                                                        2,036.0          1,726.3
    In-process research and development                                                    179.1                -
    Other, net                                                                             521.9           (143.5)
------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                4,229.2          3,379.0
------------------------------------------------------------------------------------------------------------------

Investing Activities
    Capital expenditures
        FON Group                                                                      (3,159.2)         (2,708.9)
        PCS Group                                                                      (1,071.9)           (153.7)
    Investments in and loans to affiliates, net                                          (750.7)         (1,091.8)
    Other, net                                                                            436.4            (545.1)
------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                  (4,545.4)         (4,499.5)
------------------------------------------------------------------------------------------------------------------

Financing Activities
    Increase in debt, net                                                                1,391.2            531.5
    Treasury stock purchases                                                              (315.2)          (144.5)
    Dividends paid                                                                        (430.3)          (430.0)
    Other, net                                                                             174.0            114.6
------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                  819.7             71.6
------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and equivalents                                                503.5         (1,048.9)

Cash and equivalents at beginning of year                                                  101.7          1,150.6
------------------------------------------------------------------------------------------------------------------

Cash and equivalents at end of year                                                  $     605.2       $    101.7
                                                                                   -------------------------------
